UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Sarepta Therapeutics, Inc. (the “Company”) is filing this Amendment No. 1 to the current report on Form 8-K it filed on June 6, 2014 to update the final voting results reported for each proposal presented at the Company’s Annual Meeting of Stockholders held on June 3, 2014 (the “Annual Meeting”). The updated results reflect the final tally of votes on an amended Certificate of Inspector issued by Computershare Trust Company, N.A., the Independent Inspector of Elections for the Annual Meeting, to the Company on June 25, 2014.

The updated voting results for the Annual Meeting were as follows:

At the Annual Meeting there were 33,232,144 shares of common stock present in person or by proxy, which represented 87.49% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

Proposal 1: Election of Directors

Name of Nominee	For	Withheld	Broker Non- Votes
Christopher Garabedian	20,257,771	374,035	12,600,338
William Goolsbee	19,896,996	734,810	12,600,338
Gil Price, M.D.	16,665,210	3,966,596	12,600,338
Hans Wigzell, M.D., Ph.D.	19,957,698	674,108	12,600,338

Pursuant to the foregoing votes, the Director nominees listed above were elected to serve on the Board of Directors for a two year term expiring at the Company’s Annual Meeting held in 2016. There were no additional director nominations brought before the meeting.

Proposal 2: Advisory Vote on 2013 Named Executive Officer Compensation

For	Against	Abstain	Broker Non- Votes
14,281,308	6,060,949	289,549	12,600,338

Pursuant to the foregoing votes, the 2013 executive compensation was approved on an advisory basis.

Proposal 3: Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain
32,388,832	324,075	519,237

Pursuant to the foregoing votes, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified and approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Christopher Garabedian Christopher Garabedian
President and Chief Executive Officer

Date: June 27, 2014